                                                                     Exhibit 3.1

                                                          FEDERAL IDENTIFICATION
                                                          NO.04-3439366

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

We, Richard Wayne, *President /

and Robert B. Ajemian, / *Assistant Clerk,

of Capital Crossing Preferred Corporation,
   -----------------------------------------------------------------------------
                               (EXACT NAME OF CORPORATION)

located at 101 Summer Street, Boston, Massachusetts 02110,
           ---------------------------------------------------------------------
                        (STREET ADDRESS OF CORPORATION MASSACHUSETTS)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on May 6, 2004 by a vote of the directors/or:

100      shares of  Common          of 100           shares outstanding,
---------         ------------------   --------------
                     (TYPE, CLASS & SERIES, IF ANY)

         shares of                  of               shares outstanding, and
---------         ------------------   --------------
                     (TYPE, CLASS & SERIES,IF ANY)

         shares of                  of               shares outstanding,
---------         ------------------   --------------
                    (TYPE, CLASS & SERIES, IF ANY)

                                    ARTICLE I
                         The name of the corporation is:
                     Capital Crossing Preferred Corporation

                                   ARTICLE II
      The purpose of the corporation is to engage in the following business activity(ies)

                             See Attached Article II

SECRETARY OF STATE
     RECEIVED

04 MAY -7 AT: 10:18

CORPORATIONS DIVISION

*DELETE THE INAPPLICABLE WORDS.     ** DELETE THE INAPPLICABLE CLAUSE.
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AS LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                   ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

          WITHOUTPAR VALUE                                     WITHPAR VALUE
-------------------------------------------------------------------------------------------------------
     TYPE     NUMBER OF SHARES                TYPE             NUMBER OF SHARES               PAR VALUE
-------------------------------------------------------------------------------------------------------
  Common:                                     Common:
                                                               **See Attached Article III**
Preferred:                                    Preferred:

                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                             See Attached Article IV

                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                             See Attached Article V

                                   ARTICLE VI
** Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                             See Attached Article VI

**IF THERE ARE NO PROVISIONS STATE "NONE".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                   ARTICLE VII
The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.

                                  ARTICLE VIII
THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:
                 101 Summer Street, Boston, Massachusetts 02110

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

               NAME                             RESIDENTIAL ADDRESS                           POST OFFICE ADDRESS
President:   Richard Wayne            25 Trailside Rd Weston, MA 02493                 101 Summer St. Boston, MA 02110

Treasurer:   Edward F. Mehm           448 Bay Road, South Hamilton, MA 01982           101 Summer St. Boston, MA 02110

Clerk:       Bradley M. Shron         38 Robert Frost Dr., Sudbury, MA 01773           101 Summer St. Boston, MA 02110

Directors:   Richard Wayne            Same as above                                    101 Summer St. Boston, MA 02110

             Edward F. Mehm           Same as above                                    101 Summer St. Boston, MA 02110

             Nicholas W. Lazares      255 Adams St. Milton, MA 02186                   101 Summer St. Boston, MA 02110

             Jeffrey Ross             39 Glencoe Rd. Chestnut Hill, MA                 101 Summer St. Boston, MA 02110

             Douglas Shaw             19 Whispering Ln., Weston, MA                    101 Summer St. Boston, MA 02110

             Dr. John Lapidus         141 Countryside Rd., Newton, MA                  101 Summer St. Boston, MA 02110

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:
   December

d. The name and business address of the resident agent, if any, of the corporation is:
   None

** We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

1. Article III is amended by creating a new Series D preferred stock and authorizing the issuance of 1,725,000 shares and by increasing the excess preferred shares from 5,289,000 to 7,014,000
2.  Amends Article IV.


SIGNED UNDER THE PENALTIES OF PERJURY, this 6th day of May, 2004,

/s/ Richard Wayne, * President /,
-----------------

/s/ Robert Ajemian, / *Assistant Clerk.
-------------------

*DELETE THE INAPPLICABLE WORDS.   **IF THERE ARE NO AMENDMENTS, STATE 'NONE'.

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

================================================================================

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $_____________ having been paid, said articles are deemed to have been filed with me this ____ day of ______________, 20 ______ .


EFFECTIVE DATE:
                ---------------------------------------------------------------
I hereby approve the within Restated Articles of Organization.

May 6, 2004                 /s/ STEVEN L. ANTONAKES
                            -----------------------
                             Commissioner of Banks


                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH


                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

William P. Mayer
Goodwin Procter LLP
Exchange Place - Boston, Massachusetts 02109-2881
Telephone: (617) 570-1000

                        RESTATED ARTICLES OF ORGANIZATION

                                       OF

                     CAPITAL CROSSING PREFERRED CORPORATION

                               CONTINUATION SHEET

ARTICLE II.       PURPOSE

        2.1 PURPOSE. The Corporation is being formed to engage in the real estate business and to engage in any other lawful act or activity for which corporations may be organized under the Massachusetts Business Corporation Law. The foregoing purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of these Restated Articles of Organization, and each shall be regarded as independent. The foregoing purposes are also to be construed as powers of the Corporation, and shall be in addition to and not in limitation of the general powers of corporations under the laws of the Commonwealth of Massachusetts. However, notwithstanding the foregoing and any other provisions of the Restated Articles of Organization, the Corporation may be operated solely for the purpose of performing functions which Capital Crossing Bank, a Massachusetts chartered trust company, or any successor (the "Bank") is empowered to perform directly in accordance with Chapter 167F,
Section 2(7) of the General Laws of the Commonwealth of Massachusetts.

        2.2 REAL ESTATE INVESTMENT TRUST. Without limiting the generality of the foregoing purposes, business and objects, at such time or times as the Board of Directors of the Corporation determines that it is in the interest of the Corporation and its stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as, a real estate investment trust (as that phrase is defined under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code")), the purpose of the Corporation shall include engaging in the business of a real estate investment trust ("REIT"). This reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.

                                       2A

ARTICLE III.      AUTHORIZED STOCK; NUMBER OF SHARES AND PAR VALUE

 WITHOUT PAR VALUE                       WITH PAR VALUE
-----------------------------------------------------------------------------
            NUMBER OF                               NUMBER OF           PAR
   TYPE      SHARES             TYPE                 SHARES            VALUE
-----------------------------------------------------------------------------
Common:                 Common                      100                 $0.01
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Preferred:              Series A Preferred:         1,449,000           $0.01
-----------------------------------------------------------------------------
                        Series B Preferred:         1,000               $0.01
-----------------------------------------------------------------------------
                        Series C Preferred:         1,840,000           $0.01
-----------------------------------------------------------------------------
                        Series D Preferred:         1,725,000           $0.01
-----------------------------------------------------------------------------
                        Undesignated Preferred:     2,000,000           $0.01
-----------------------------------------------------------------------------
                        Excess Preferred            7,014,000           $0.01
-----------------------------------------------------------------------------

                                       3A

ARTICLE IV.       AUTHORIZED STOCK; RIGHTS AND PREFERENCES

        4.1       COMMON STOCK.

                  4.1.1 DIVIDEND RIGHTS. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore; provided, however, that no dividends with respect to Common Stock shall be declared or paid unless and until dividends payable to holders of Preferred Stock have been declared and paid in accordance with Section 4.3.2 hereof.

                  4.1.2 LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of, or any distribution of the assets of, the Corporation, the assets of the Corporation shall be distributed to the holders of the Common Stock and the Preferred Stock, but as to the Preferred Stock only according to the terms of the Preferred Stock, including, without limitation, Section 4.3 hereof. Distributions may be made to holders of Common Stock of the Corporation prior to, contemporaneously with, or following any such distributions to the holders of Preferred Stock of the Corporation subject to the rights of the holders of such Preferred Stock. Payment(s) to holders of the Common Stock of the Corporation pursuant to this
Section 4.1.2 may be made in cash, in-kind, or in any combination thereof.

                  4.1.3 VOTING RIGHTS. Except as otherwise specifically provided for herein or by law, all rights to vote and all voting power incident to the stock of the Corporation shall be vested exclusively in the holders of the Common Stock. Each share of Common Stock shall have one vote on matters to be voted upon by holders of Common Stock.

                  4.1.4 RANKING. Although holders of Common Stock rank junior to holders of Preferred Stock as to dividends and liquidation rights, nothing contained in these Restated Articles of Organization shall preclude the holders of the Common Stock of the Corporation, subject to compliance with Sections
4.3.2 and 4.3.6 hereof, from receiving dividends or other distributions prior to, contemporaneously with, or following any dividends or distributions being paid to the holders of Preferred Stock.

        4.2 UNDESIGNATED PREFERRED STOCK. Of the Fourteen Million Twenty-Nine Thousand (14,029,000) shares of Preferred Stock authorized to be issued by the Corporation, Two Million (2,000,000) shares shall consist of undesignated preferred stock (the "Undesignated Preferred Stock"), which may be issued from time to time in accordance with this Section 4.2. Subject to the approval of the provisions of any series of Preferred Stock by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner"), if required by law, the Board of Directors of the Corporation is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of one or more of the following:

                         (i)     the distinctive serial designation and the
number of shares constituting such series;

                                       4A

                         (ii) the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

                         (iii) the voting powers, if any, of shares of such series;

                         (iv) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions or which, such shares may be redeemed;

                         (v) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                         (vi) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                         (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Bank, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                         (viii) the price or other consideration for which the shares of such series shall be issued; and

                         (ix) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

        Unless otherwise provided by law, any such vote shall become effective when the Corporation files with the Secretary of the Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk or Assistant Clerk of the Corporation, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

        4.3       SERIES A, SERIES B, SERIES C AND SERIES D PREFERRED STOCK.

                  4.3.1 DESIGNATION. In addition to the Undesignated Preferred Stock and the Excess Preferred Stock provided for in Section 4.5, there shall be designated four series of

                                       4B

Preferred Stock, which shall consist of (a) One Million Four Hundred Forty-Nine Thousand (1,449,000) shares of "9 3/4% Non-cumulative Exchangeable Preferred Stock, Series A ("Series A Preferred Stock")," (b) One Thousand (1,000) shares of 8% Cumulative Non-convertible Preferred Stock, Series B (the "Series B Preferred Stock"), (c) One Million Eight Hundred Forty Thousand (1,840,000) shares of 10.25% Non-cumulative Exchangeable Preferred Stock, Series C ("Series C Preferred Stock") and (d) One Million Seven Hundred Twenty-Five Thousand (1,725,000) shares of 8.50% Non-cumulative Exchangeable Preferred Stock, Series D ("Series D Preferred Stock"). Each share of Series A Preferred Stock shall have a total liquidation amount of Ten Dollars ($10.00) per share, plus any accrued and unpaid dividends thereon from the beginning of the dividend period in which the liquidation occurs to the date of liquidation (the "Total Series A Liquidation Amount"), each share of Series B Preferred Stock shall have a total liquidation amount of One Thousand Dollars ($1,000) per share, plus any accumulated and unpaid dividends (the "Total Series B Liquidation Amount"), each share of Series C Preferred Stock shall have a total liquidation amount of Ten Dollars ($10.00) per share, plus any accrued and unpaid dividends thereon from the beginning of the dividend period in which the liquidation occurs to the date of liquidation (the "Total Series C Liquidation Amount") and each share of Series D Preferred Stock shall have a total liquidation amount of Twenty-Five Dollars ($25.00) per share, plus any accrued and unpaid dividends thereon from the beginning of the dividend period in which the liquidation occurs to the date of liquidation (the "Total Series D Liquidation Amount," and together with the Total Series A Liquidation Amount, the Total Series B Liquidation Amount and the Total Series C Liquidation Amount, the "Total Liquidation Amount"), to be distributed, in the event of a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, pursuant to Section 4.3.6 hereof. The Total Series A Liquidation Amount less the aggregate amount of Liquidating Distributions (as defined in Section 4.3.6 hereof) previously paid per share of Series A Preferred Stock at any time shall be referred to herein as the "Outstanding Series A Liquidation Amount," the Total Series B Liquidation Amount less the aggregate amount of Liquidating Distributions previously paid per share of Series B Preferred Stock at any time shall be referenced herein as the "Outstanding Series B Liquidation Amount," the Total Series C Liquidation Amount less the aggregate amount of Liquidating Distributions previously paid per share of Series C Preferred Stock at any time shall be referred to herein as the "Outstanding Series C Liquidation Amount," and the Total Series D Liquidation Amount less the aggregate amount of Liquidating Distributions previously paid per share of Series D Preferred Stock at any time shall be referred to herein as the "Outstanding Series D Liquidation Amount," and the Outstanding Series A Liquidation Amount, the Outstanding Series B Liquidation Amount, the Outstanding Series C Liquidation Amount and the Outstanding Series D Liquidation Amount shall be referred to herein collectively as the "Outstanding Liquidation Amount." From and after the time that the Outstanding Liquidation Amount is zero, or after a redemption in accordance with Sections 4.3.3 or 5.4 hereof, the holders of shares of the Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The holders of the Series A Preferred Stock shall rank senior to the holders of the Series B Preferred Stock and shall rank PARI PASSU with the holders of the Series C Preferred Stock and the Series D Preferred Stock as to dividends and in liquidation, in accordance with the terms of these Restated Articles of Organization. The holders of the Series C Preferred Stock shall rank senior to the holders of the Series B Preferred Stock and shall rank PARI PASSU with the holders of the Series A Preferred Stock and the Series D Preferred Stock as to dividends and in liquidation, in accordance with the terms of these Restated Articles of Organization. The holders of the Series D Preferred Stock shall rank senior to the holders of the

                                       4C

Series B Preferred Stock and shall rank PARI PASSU with the holders of the Series A Preferred Stock and the Series C Preferred Stock as to dividends and in liquidation, in accordance with the terms of these Restated Articles of Organization.

                  4.3.2  DIVIDEND RIGHTS.

                  (i) Dividends on the Series A Preferred Stock are payable at the annual rate of Nine and Seventy-Five One-Hundredths percent (9.75%) of the average daily Outstanding Series A Liquidation Amount. Dividends are not cumulative and, if declared, are payable monthly in arrears on the fifteenth day of each month, commencing March 15, 1999, to holders of record on the last business day of the immediately preceding month. Monthly dividend periods will commence on the first day of each month and on the date of original issue for the initial dividend period. The amount of dividends, if declared, payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period. If no dividend is declared on the Series A Preferred Stock by the Corporation for a dividend period, holders of the Series A Preferred Stock will have no right to receive a dividend for that period, and the Corporation will have no obligation to pay a dividend for that period, whether or not dividends are declared and paid for any future period. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid in the prior period.

                  (ii) Dividends on the Series B Preferred Stock are payable at the annual rate of eight percent (8%) of the average daily Outstanding Series B Liquidation Amount. Dividends are cumulative and, if declared, are payable quarterly in arrears on the fifteenth day of January, April, July, and October in each year, commencing April 15, 1999. Dividends on the Series B Preferred Stock shall be cumulative and, if not paid for any quarterly period, shall be paid together with all accumulated and unpaid dividends, but without interest thereon, before any dividends shall be paid (other than dividends payable in shares of stock of the Corporation) on the Common Stock of the Corporation; provided, however, that no dividends with respect to Series B Preferred Stock shall be paid unless and until dividends payable to holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been paid in accordance with Section 4.3.2 hereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any accumulated but unpaid dividends.

                  (iii) Dividends on the Series C Preferred Stock are payable at the annual rate of Ten and Twenty-Five One Hundredths percent (10.25%) of the average daily Outstanding Series C Liquidation Amount. Dividends are not cumulative and, if declared, are payable monthly in arrears on the fifteenth day of each month, commencing July 15, 2001, to holders of record on the last business day of the immediately preceding month. Monthly dividend periods will commence on the first day of each month and on the date of original issue for the initial dividend period. The amount of dividends, if declared, payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period. If no dividend is declared on the Series C Preferred Stock by the Corporation for a dividend period, holders of the Series C Preferred Stock will have no right to receive a dividend for that period, and the Corporation will have no obligation to pay a

                                       4D
dividend for that period, whether or not dividends are declared and paid for any future period. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid in the prior period.

                  (iv) Dividends on the Series D Preferred Stock are payable at the annual rate of Eight and Fifty One Hundredths percent (8.50%) of the average daily Outstanding Series D Liquidation Amount. Dividends are not cumulative and, if declared, are payable quarterly on each April 15, July 15, October 15 and January 15, commencing on July 15, 2004, to holders of record on the last business day of the immediately preceding quarter. Quarterly dividend periods will commence on the first day of each quarter and on the date of original issue for the initial dividend period. The amount of dividends, if declared, payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any month up to 30 days. If no dividend is declared on the Series D Preferred Stock by the Corporation for a quarterly dividend period, holders of the Series D Preferred Stock will have no right to receive a dividend for that period, and the Corporation will have no obligation to pay a dividend for that period, whether or not dividends are declared and paid for any future period. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid with respect to the preceding quarterly dividend period.

                  4.3.3  REDEMPTION.

                  (i)

                         (a)     Shares of Series A Preferred Stock are not
redeemable prior to February 1, 2004, except upon the occurrence of a Tax Event (as defined in paragraph (ii) of this Section 4.3.3). The Corporation may, at its option, redeem all outstanding shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time and with the prior written approval of the Federal Deposit Insurance Corporation (the "FDIC") or other applicable federal or state regulatory agency (if such approval is required at the time of redemption), on or after February 1, 2004, at a per share redemption price equal to Ten Dollars ($10.00) for each share of Series A Preferred Stock, plus accrued and unpaid dividends thereon from the beginning of the dividend period in which the redemption occurs to the date fixed for redemption.

                         (b)     Shares of Series C Preferred Stock are not
redeemable prior to May 31, 2006, except upon the occurrence of a Tax Event (as defined in paragraph (ii) of this Section 4.3.3). The Corporation may, at its option, redeem all outstanding shares of the Series C Preferred Stock, in whole or in part, at any time or from time to time and with the prior written approval of the FDIC or other applicable federal or state regulatory agency (if such approval is required at the time of redemption), on or after May 31, 2006, at a per share redemption price equal to Ten Dollars ($10.00) for each share of Series C Preferred Stock, plus accrued and unpaid dividends thereon from the beginning of the dividend period in which the redemption occurs to the date fixed for redemption.

                         (c)     Shares of Series D Preferred Stock are not
redeemable prior to July 15, 2009, except upon the occurrence of a Tax Event (as defined in paragraph (ii) of this Section 4.3.3). The Corporation may, at its option, redeem all outstanding shares of the Series D Preferred

                                       4E

Stock, in whole or in part, at any time or from time to time and with the prior written approval of the FDIC or other applicable federal or state regulatory agency (if such approval is required at the time of redemption), on or after July 15, 2009, at a per share redemption price equal to Twenty-Five Dollars ($25.00) for each share of Series D Preferred Stock, plus accrued and unpaid dividends thereon from the beginning of the quarterly dividend period in which the redemption occurs to the date fixed for redemption.

                  (ii) The Corporation may, at any time after the occurrence of a Tax Event (as defined below) and with the prior written consent of the FDIC or any successor agency, redeem either all issued and outstanding shares of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, each separately in whole, but not in part, at a redemption price equal to the then Outstanding Liquidation Amount per share. The Corporation may, in its sole discretion, elect to redeem all outstanding shares of Series A Preferred Stock without redeeming any shares of the Series C Preferred Stock or Series D Preferred Stock, and may elect to redeem all outstanding shares of Series C Preferred Stock without redeeming any shares of the Series A Preferred Stock or Series D Preferred Stock, and may elect to redeem all outstanding shares of Series D Preferred Stock without redeeming any shares of the Series A Preferred Stock or Series C Preferred Stock. "Tax Event" means the receipt by the Corporation of an opinion of counsel in form and substance satisfactory to the Corporation to the effect that, as a result of (A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,
(B) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (C) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, that (x) dividends paid or to be paid by the Corporation with respect to the capital stock of the Corporation are not, or will not be, fully deductible by the Corporation for United States federal or Massachusetts income tax purposes or (y) the Corporation is otherwise unable to qualify as a real estate investment trust pursuant to Section 856 of the Internal Revenue Code of 1986, as amended.

                  (iii) In the event the Corporation shall determine to redeem shares of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (A) the redemption date; (B) the redemption price; (C) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (D) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                                       4F

                  (iv) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock so called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or a duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

                  (v) The shares of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock.

                  4.3.4  EXCHANGE.

                  (i) Subject to the terms and conditions of this Section 4.3.4, each share of Series A Preferred Stock will be exchanged automatically (the "Series A Automatic Exchange") for one-tenth of one share of 9 3/4% Non-cumulative Preferred Stock, Series C of the Bank (the "Bank Series C Preferred Shares"), each share of Series C Preferred Stock will be exchanged automatically (the "Series C Automatic Exchange") for one-hundredth of one share of 10.25% Non-cumulative Preferred Stock, Series D of the Bank (the "Bank Series D Preferred Shares"), and each share of Series D Preferred Stock will be exchanged automatically (the "Series D Automatic Exchange," and together with the Series A Automatic Exchange and the Series C Automatic Exchange, the "Automatic Exchange") for one-hundredth of one share of 8.50% Non-cumulative Preferred Stock, Series E of the Bank (the "Bank Series E Preferred Shares", and together with the Bank Series C Preferred Shares and the Bank Series D Preferred Shares, the "Bank Preferred Shares"). The issuance of the Bank Preferred Shares has been duly authorized by the board of directors of the Bank. Immediately prior to or contemporaneously with the filing of these Restated Articles of Organization, the Bank shall file with the Secretary of the Commonwealth of Massachusetts a certificate of designation establishing the Bank Series C Preferred Shares, the Bank Series D Preferred Shares and the Bank Series E Preferred Shares. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of the Bank Series C Preferred Shares shall be substantially identical to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of the Series A Preferred Stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of the Bank Series D Preferred Shares shall be substantially identical to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of the Series C Preferred Stock, and the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of the Bank Series E Preferred Shares shall be substantially identical to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of the Series D Preferred Stock; provided, however, that the liquidation amount on the Bank Series C Preferred Shares shall

                                       4G
be $100.00 per share, the liquidation amount on the Bank Series D Preferred Shares shall be $1,000.00 per share and the liquidation amount on the Bank Series E Preferred Shares shall be $2,500.00 per share.

                  (ii) The Automatic Exchange will occur only if the FDIC so directs in writing (a "Directive") because (A) the Bank becomes "undercapitalized" under prompt corrective action regulations, (B) the Bank is placed into bankruptcy, reorganization, conservatorship or receivership or (C) the FDIC, in its sole discretion, anticipates the Bank becoming "undercapitalized" in the near term. The issuance of a Directive by the FDIC shall be referred to herein as the "Exchange Event."

                  (iii) Upon the Exchange Event, each holder of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be unconditionally obligated to surrender to the Bank the certificates representing each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held by such holder and from and after the Exchange Event each such share of Series A Preferred Stock shall represent solely the right to receive one-tenth of one Bank Series C Preferred Share, each such share of Series C Preferred Stock shall represent solely the right to receive one-hundredth of one Bank Series D Preferred Share and each such share of Series D Preferred Stock shall represent solely the right to receive one-hundredth of one Bank Series E Preferred Share, in each case, and in accordance with this
Section 4.3.4. The Corporation shall use its best efforts to cause the Bank to promptly issue Bank Preferred Shares upon the occurrence of the Exchange Event and, in that regard, has obtained an unconditional covenant from the Bank to issue Preferred Bank Shares upon the Exchange Event in accordance with this
Section 4.3.4.

                  (iv) The Automatic Exchange shall occur as of 8:00 a.m. Eastern Time on the date for such exchange set forth in the Directive, or, if such date is not set forth in the Directive, as of 8:00 a.m. on the earliest possible date such exchange could occur consistent with the Directive (the "Time of Exchange"), as evidenced by the issuance by the Bank of a press release. As of the Time of Exchange, all of the shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock required to be exchanged will be deemed canceled without any further action by the Corporation, all rights of the holders of Series A Preferred Stock, the holders of Series C Preferred Stock and the holders of Series D Preferred Stock as stockholders of the Corporation shall cease, and such persons shall thereupon and thereafter be deemed to be and shall be for all purposes the holders of the applicable series of Bank Preferred Shares. Notice of the occurrence of the Exchange Event shall be given by first-class mail, postage prepaid, mailed within thirty (30) days of such event, to each holder of record of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall indicate the place or places where certificates for the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are to be surrendered by the holders thereof, and the Bank shall deliver to each such holder certificates for Bank Preferred Shares upon surrender of certificates for the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Until such replacement stock certificates are delivered (or in the event such replacement certificates are not delivered), certificates previously representing the shares of Series A Preferred Stock, Series C Preferred

                                       4H

Stock and Series D Preferred Stock shall be deemed for all purposes to represent the applicable series of Bank Preferred Shares.

                  (v) Any shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock purchased or redeemed by the Corporation in accordance with Section 4.3.3 hereof prior to the Time of Exchange shall not be deemed outstanding and shall not be subject to the Automatic Exchange. In the event of the Automatic Exchange, any accrued and unpaid dividends on the shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of the Time of Exchange would be deemed to be accrued and unpaid dividends on the applicable series of Bank Preferred Shares.

                  4.3.5 CONVERSION. The holders of shares of Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                  4.3.6  LIQUIDATION RIGHTS.

                  (i) In the event of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, through the adoption of a plan of liquidation or otherwise (a "Liquidation Event"), the holders of the shares of Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earning, PARI PASSU with the Series C Preferred Stock and the Series D Preferred Stock and before any amount shall be paid or distributed to the holders of Common Stock, the Series B Preferred Stock or any other class or series of capital stock ranking on liquidation junior to the Series A Preferred Stock, with respect to each outstanding share of Preferred Stock (A) one or more liquidating distributions (each, a "Liquidating Distribution") totaling, on a per share basis, in the aggregate, the Total Series A Liquidation Amount. Each Liquidating Distribution shall be paid on such date (each, a "Series A Liquidation Date"), and, subject to the foregoing aggregate distribution payment requirements, be in such amount (each, a "Series A Liquidation Amount"), as the Board of Directors, or any duly authorized committee thereof, may, in its sole discretion, deem appropriate; provided, however, that in the event that the Series A Liquidation Amount is paid on more than one Series A Liquidation Date, then the Series A Liquidation Amount paid on the last Series A Liquidation Date must be equal to at least sixty percent (60%) of the Series A Liquidation Amount. Payment(s) to holders of the Series A Preferred Stock of the Corporation pursuant to this Section 4.3.6 may be made in cash only.

                  (ii) Upon a Liquidation Event, the holders of the shares of Series B Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders whether such assets are capital, surplus or earning and before any amount shall be paid or distributed to the holders of Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series B Preferred Stock, with respect to each outstanding share of Series B Preferred Stock (A) one or more Liquidating Distributions totaling, on a per share basis, in the aggregate, the Total Series B Liquidation Amount. Each Liquidating Distribution shall be paid on such date (each, a "Series B Liquidation Date"), and, subject to the foregoing aggregate distribution payment requirements, be in such amount (each, a "Series B

                                       4I

Liquidation Amount"), as the Board of Directors, or any duly authorized committee thereof, may, in its sole discretion, deem appropriate; PROVIDED, HOWEVER, that in the event that the Series B Liquidation Amount is paid on more than one Series B Liquidation Date, then the Series B Liquidation Amount paid on the last Series B Liquidation Date must be equal to at least sixty percent (60%) of the Total Series B Liquidation Amount. Payment(s) to holders of the Series B Preferred Stock of the Corporation pursuant to this Section 4.3.6 may be made in cash only.

                  (iii) Upon a Liquidation Event, the holders of the shares of Series C Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earning, PARI PASSU with the Series A Preferred Stock and the Series D Preferred Stock and before any amount shall be paid or distributed to the holders of Common Stock, the Series B Preferred Stock or any other class or series of capital stock ranking on liquidation junior to the Series C Preferred Stock, with respect to each outstanding share of Preferred Stock (A) one or more Liquidating Distributions totaling, on a per share basis, in the aggregate, the Total Series C Liquidation Amount. Each Liquidating Distribution shall be paid on such date (each, a "Series C Liquidation Date"), and, subject to the foregoing aggregate distribution payment requirements, be in such amount (each, a "Series C Liquidation Amount"), as the Board of Directors, or any duly authorized committee thereof, may, in its sole discretion, deem appropriate; provided, however, that in the event that the Series C Liquidation Amount is paid on more than one Series C Liquidation Date, then the Series C Liquidation Amount paid on the last Series C Liquidation Date must be equal to at least sixty percent (60%) of the Total Series C Liquidation Amount. Payment(s) to holders of the Series C Preferred Stock of the Corporation pursuant to this Section 4.3.6 may be made in cash only.

                  (iv) Upon a Liquidation Event, the holders of the shares of Series D Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earning, PARI PASSU with the Series A Preferred Stock and the Series C Preferred Stock and before any amount shall be paid or distributed to the holders of Common Stock, the Series B Preferred Stock or any other class or series of capital stock ranking on liquidation junior to the Series D Preferred Stock, with respect to each outstanding share of Preferred Stock (A) one or more Liquidating Distributions totaling, on a per share basis, in the aggregate, the Total Series D Liquidation Amount. Each Liquidating Distribution shall be paid on such date (each, a "Series D Liquidation Date"), and, subject to the foregoing aggregate distribution payment requirements, be in such amount (each, a "Series D Liquidation Amount"), as the Board of Directors, or any duly authorized committee thereof, may, in its sole discretion, deem appropriate; provided, however, that in the event that the Series D Liquidation Amount is paid on more than one Series D Liquidation Date, then the Series D Liquidation Amount paid on the last Series D Liquidation Date must be equal to at least sixty percent (60%) of the Total Series D Liquidation Amount. Payment(s) to holders of the Series D Preferred Stock of the Corporation pursuant to this Section 4.3.6 may be made in cash only.

                  (v) Prior to the occurrence of any Liquidation Event, the Corporation will furnish each holder of Preferred Stock notice of such Liquidation Event in the same manner described in Section 4.3.4 hereof for an Exchange Event, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of Preferred Stock each holder of Preferred Stock

                                       4J
would receive pursuant to the provisions of this Section 4.3.6 and stating in detail the facts upon which such amount was determined.

                  4.3.7  VOTING RIGHTS.

                  (i) The holders of shares of Preferred Stock shall have no right to vote at any meeting of stockholders or otherwise and shall not be entitled to notice of any such meeting, except in each case as specifically provided in this Section 4.3.7 or as may be specifically required by law.

                  (ii) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series A Preferred Stock and having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent of the outstanding shares of Series A Preferred Stock (or in the case of clause (c) below, all of the outstanding shares of Series A Preferred Stock), voting as a single class, with each share of Series A Preferred Stock entitling the holder thereof to one vote per share of Series A Preferred Stock held by such holder:

                         (a)     amend, alter or repeal any provision of, or add
any provision to, the Corporation's Restated Articles of Organization or by-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

                         (b)     create, obligate itself to create, authorize or
issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation having preference over the Series A Preferred Stock in any respect; or

                         (c)     incur indebtedness for borrowed money in excess
of 100% of the Corporation's total stockholders' equity as of the time of such proposed incurrence of indebtedness.

                  (iii) So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series C Preferred Stock and having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent of the outstanding shares of Series C Preferred Stock (or in the case of clause (c) below, all of the outstanding shares of Series C Preferred Stock), voting as a single class, with each share of Series C Preferred Stock entitling the holder thereof to one vote per share of Series C Preferred Stock held by such holder:

                         (a)     amend, alter or repeal any provision of, or add
any provision to, the Corporation's Restated Articles of Organization or by-laws if such action would alter or

                                       4K
change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock;

                         (b)     create, obligate itself to create, authorize or
issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation having preference over the Series C Preferred Stock in any respect; or

                         (c)     incur indebtedness for borrowed money in excess
of 100% of the Corporation's total stockholders' equity as of the time of such proposed incurrence of indebtedness.

           (iv) (a) So long as any shares of Series D Preferred Stock shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series D Preferred Stock and having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent of the outstanding shares of Series D Preferred Stock (or in the case of clause (iii) below, all of the outstanding shares of Series D Preferred Stock), voting as a single class, with each share of Series D Preferred Stock entitling the holder thereof to one vote per share of Series D Preferred Stock held by such holder:

                         (I)     amend, alter or repeal any provision of, or add
any provision to, the Corporation's Restated Articles of Organization or by-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock;

                         (II)    create, obligate itself to create, authorize or
issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation having preference over the Series D Preferred Stock in any respect;

                         (III)   incur indebtedness for borrowed money in excess
of 100% of the Corporation's total stockholders' equity as of the time of such proposed incurrence of indebtedness;

                         (IV)    consolidate, merge, or reclassify with or into
any individual, corporation or other entity (a "Person"), or permit any merger of another Person into the Corporation, or enter into a share exchange with another Person, except that (A) the Corporation may consolidate, merge or reclassify with or into another Person or enter into a share exchange with another Person if such other Person is a consolidated subsidiary (in accordance with generally accepted accounting principles) of the Bank, (B) the Corporation may enter into a share exchange with the Bank upon an Automatic Exchange or (C) the Corporation may consolidate, merge, or reclassify with or into another Person or enter into a share exchange with another Person if (1) such other Person is a Depository Institution (as defined in 12 U.S.C. Section 1813(c)(i)) or corporation

                                       4L
organized under the laws of the United States or of a state of the United States, (2) such other Person expressly assumes all obligations and commitments of the Corporation pursuant to such consolidation, merger, reclassification or share exchange, (3) the outstanding shares of Series D Preferred Stock are exchanged for, reclassified as or converted into shares of the surviving corporation which have preferences, limitations and relative voting and other rights substantially identical to those of the Series D Preferred Stock, and (4) after giving effect to such merger, consolidation, reclassification or share exchange, no default, or event which with the giving of notice or passage of time or both could become a default by the Corporation of its obligations under these Restated Articles of Organization, shall have occurred and be continuing;

                         (V)     the Corporation shall not permit a state of
affairs to exist where the Bank, directly or through one or more affiliates, at any time fails to own of record and beneficially a majority of the Common Stock of the Corporation, and to control a majority of the votes for the election of directors in the ordinary course and all other matters with respect to which holders of Common Stock are entitled to vote; or

                         (VI)    the Corporation shall not make (or permit any
of its direct or indirect subsidiaries to make) any payment, in cash or in kind, with respect to any indebtedness of the Corporation (or any indebtedness of its direct or indirect subsidiaries) to the Bank, or any direct or indirect subsidiary (other than the Corporation and its subsidiaries) or affiliate of the Bank, (A) at any time when any dividends that were (or by the terms of the Series D Preferred Stock are deemed to have been) declared on shares of the Series D Preferred Stock shall not have been paid on the related dividend payment date, until all such dividends have been paid or set aside for payment or (B) in anticipation of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The Bank and its direct or indirect subsidiaries and affiliates may not transfer any such indebtedness to an unaffiliated third party.

                  (b) So long as any shares of Series D Preferred Stock shall be outstanding, if the Corporation has failed to authorize, declare and pay or authorize, declare and set aside for payment a full quarterly dividend for six
(6) consecutive quarterly dividend periods on the Series D Preferred Stock then at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting, to the extent set forth in this Section 4.3.7(iv)(b), the number of directors then constituting the Board of Directors of the Corporation shall automatically be increased by two (2) and the holders of the Series D Preferred Stock shall have the exclusive right to elect such two (2) additional directors to serve on the Board of Directors. The term of such directors (each a "Series D Director") elected thereby shall terminate, and the total number of directors shall be decreased by two (2), upon the first annual meeting of stockholders after the payment or the authorization, declaration and setting aside for payment of a full quarterly dividend on the Series D Preferred Stock for four
(4) consecutive quarterly dividend periods. Any Series D Director may be removed by, and shall not be removed except by, the affirmative vote of a majority of the outstanding Series D Preferred Stock entitled to vote at a meeting of the holders of the Series D Preferred Stock called for that purpose. As long as the Series D Preferred Stock shall have the right to elect the Series D Directors hereunder, (A) any vacancy in the office of any Series D Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Series D Director and filed with the Corporation, and
(B) in the case of the removal of any Series D Director, the vacancy may be filled by the affirmative vote of

                                       4M
a majority of the outstanding Series D Preferred Stock entitled to vote at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Series D Director shall be deemed, for all purposes hereof, to be a Series D Director. Any Series D Director will be deemed to be an Independent Director (as defined in Section 4.3.8) for purposes of the actions requiring the approval of a majority of the Independent Directors.

                  4.3.8  APPROVAL OF INDEPENDENT DIRECTORS.

                  (i) So long as any shares of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of a majority of the Independent Directors (as defined below) take any of the following actions:

                         (a) issue shares of additional preferred stock ranking on a parity with the Series A Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock;

                         (b)     redeem of any shares of Common Stock;

                         (c) terminate or modify, or elect not to renew, the Advisory Agreement, dated as of March 31, 1998, by and between the Corporation and the Bank or the Master Service Agreement, dated as of March 31, 1998, by and between the Corporation and the Bank, or subcontract any duties under said agreements to third parties unaffiliated with the Bank;

                         (d)     dissolve, liquidate or terminate the
        Corporation prior to February 1, 2004 in the case of the Series A Preferred Stock, prior to May 31, 2006 in the case of the Series C Preferred Stock and prior to July 15, 2009 in the case of the Series D Preferred Stock;

                         (e) determine to revoke the Corporation's status as a real estate investment trust.

                  (ii) In assessing the benefits to the Corporation of any proposed action requiring their consent, the Independent Directors shall take into account the interests of holders of shares of both the Common Stock and the Preferred Stock, including, without limitation, the holders of the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock. In considering the interests of the holders of the Preferred Stock, including, without limitation, holders of the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the Independent Directors shall owe the same duties that the Independent Directors owe to holders of shares of Common Stock.

                  (iii) For purposes of these Restated Articles of Organization "Independent Director" means any director of the Corporation who is not at the time of determination an officer or employee of the Corporation or a director, officer or employee of the Bank or any affiliate of the Bank.

                                       4N

        4.4 NO PREEMPTIVE RIGHTS. No holder of Common Stock or Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

        4.5 EXCESS PREFERRED STOCK. Of the Fourteen Million Twenty-Nine Thousand (14,029,000) shares of Preferred Stock authorized to be issued from time to time by the Corporation, Seven Million Fourteen Thousand (7,014,000) shares shall consist of excess preferred stock ("Excess Preferred Stock"), which may be issued from time to time in accordance with this Section 4.5. For the purposes of this Section 4.5, terms not otherwise defined shall have the meanings set forth in Article V.

                  4.5.1  CONVERSION INTO EXCESS PREFERRED STOCK.

                         (a)     If, notwithstanding the other provisions
contained in these Restated Articles of Organization, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would Beneficially Own shares of Equity Stock in excess of the Ownership Limit, then,
(i) except as otherwise provided in Section 5.4, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Preferred Stock, if any, Beneficially Owned by such Beneficial Owner shall have no right or interest) in such number of shares of Preferred Stock which would cause such Beneficial Owner to Beneficially Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares of Preferred Stock, if any, in excess of the Ownership Limit (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Preferred Stock and transferred to a Trust in accordance with Section 4.5.4 and
(iii) the Prohibited Owner shall submit the certificates representing such number of shares of Preferred Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Preferred Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Preferred Stock so converted may be submitted to the Corporation at a later date.

                         (b)     If, notwithstanding the other provisions
contained in these Restated Articles of Organization, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code or (iii) result in the shares of Preferred Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer

                                       4O

Event, the Person holding record title to the shares of Preferred Stock, if any, Beneficially Owned by such Beneficial Owner shall have no right or interest) in such number of shares of Preferred Stock, the ownership of which by such purported transferee or record holder would (A) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (B) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code or (C) result in the shares of Preferred Stock being beneficially owned by fewer than 100 persons within the meaning of
Section 856(a)(5) of the Code, (y) such number of shares of Preferred Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Preferred Stock and transferred to a Trust in accordance with Section 4.5.4 and (z) the Prohibited Owner shall submit certificates representing such number of shares of Preferred Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Preferred Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Preferred Stock so converted may be submitted to the Corporation at a later date.

                         (c)     Upon the occurrence of such a conversion of
shares of Preferred Stock into an equal number of shares of Excess Preferred Stock, such shares of Preferred Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Preferred Stock from which such Excess Preferred Stock was converted and may be reissued by the Corporation as that particular class or series of Preferred Stock.

                         (d)     The provisions of this Section 4.5 shall not
apply to any Equity Stock held of record directly by the Bank (or any successor in interest thereto) or any Person at least a majority of the outstanding capital stock or other equity interests of which are owned, directly or indirectly, or which is otherwise controlled, by the Bank (or any successor in interest thereto) (each a "Bank Subsidiary") or to any Transfers between the Bank (or any successor thereto) and a Bank Subsidiary or between Bank Subsidiaries.

                  4.5.2 REMEDIES FOR BREACH. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 5.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Preferred Stock in violation of Section 5.2, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, but the failure to take any such action shall not affect the automatic conversion of shares of Preferred Stock into Excess Preferred Stock and their transfer to a Trust in accordance with Section 4.5.1.

                  4.5.3 NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire shares of Preferred Stock in violation of Section 5.2, or any Person who owns shares of

                                       4P

Preferred Stock that were converted into shares of Excess Preferred Stock and transferred to a Trust pursuant to Sections 4.5.1 and 4.5.4, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

                  4.5.4 OWNERSHIP IN TRUST. Upon any purported Transfer or Non-Transfer Event that results in Excess Preferred Stock pursuant to Section 4.5.1, (a) the Corporation shall create, or cause to be created, a Trust, and shall designate a Trustee and name a Beneficiary thereof and (b) such Excess Preferred Stock shall be automatically transferred to such Trust to be held for the exclusive benefit of the Beneficiary. Any conversion of shares of Preferred Stock into shares of Excess Preferred Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Preferred Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

                  4.5.5 DIVIDEND RIGHTS. Each share of Excess Preferred Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors with respect to shares of Preferred Stock of the same class or series from which such Excess Preferred Stock was converted. The Trustee, as record holder of the shares of Excess Preferred Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Preferred Stock shall repay to the Trust the amount of any dividends or distributions received by it that are (a) attributable to any shares of Preferred Stock that have been converted into shares of Excess Preferred Stock and (b) dividends or distributions which were distributed by the Corporation to stockholders of record on a record date which was on or after the date that such shares were converted into shares of Excess Preferred Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Preferred Stock Beneficially Owned by the Person who, but for the provisions of Articles IV and V, would Constructively Own or Beneficially Own the shares of Preferred Stock that were converted into shares of Excess Preferred Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  4.5.6 RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Preferred Stock shall be entitled to receive, ratably with each other holder of shares of Preferred Stock of the same class or series from which such Excess Preferred Stock was converted and Excess Preferred Stock which was converted from such same class or series of Preferred Stock, that portion of the assets of the Corporation that is available for distribution to the holders of such Preferred Stock and such Excess Preferred Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for

                                       4Q
shares of Preferred Stock and which Transfer resulted in the conversion of the shares into shares of Excess Preferred Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Preferred Stock and
(y) the number of shares of Preferred Stock which were so converted into Excess Preferred Stock, and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Preferred Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Preferred Stock which were so converted into Excess Preferred Stock. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                  4.5.7 VOTING RIGHTS. Each share of Excess Preferred Stock shall entitle the holder to no voting rights other than those voting rights which accompany a class of stock under Massachusetts law. The Trustee, as record holder of the Excess Preferred Stock, shall be entitled to vote all shares of Excess Preferred Stock. Any vote by a Prohibited Owner as a purported holder of shares of Preferred Stock prior to the discovery by the Corporation that such shares of Preferred Stock have been converted into shares of Excess Preferred Stock shall, subject to applicable law, (a) be rescinded and shall be void AB INITIO with respect to such shares of Excess Preferred Stock and (b) be recast in accordance with the desires of the Trustee acting for the benefit of the Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

                  4.5.8  DESIGNATION OF PERMITTED TRANSFEREE.

                         (a) As soon as practicable after the Trustee acquires Excess Preferred Stock, but in an orderly fashion so as not to materially adversely affect the trading price of Preferred Stock, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any shares of Excess Preferred Stock held by the Trustee; provided, however, that (i) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Preferred Stock and
        (ii) any Permitted Transferee so designated may acquire such shares of Excess Preferred Stock without violating any of the restrictions set forth in Section 5.2 and without such acquisition resulting in the conversion of the shares of Preferred Stock so acquired into shares of Excess Preferred Stock and the transfer of such shares to a Trust pursuant to Sections 4.5.1 and 4.5.4. The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all shares of Excess Preferred Stock. Prior to any transfer by the Trustee of shares of Excess Preferred Stock to a Permitted Transferee, the Trustee shall give not less than five (5) Trading Days' prior written notice to the Corporation of such intended transfer and the Corporation must have waived in writing its purchase rights under
        Section 4.5.10.

                         (b) Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 4.5.8, the Trustee shall cause to be transferred to the Permitted Transferee shares of Excess Preferred Stock acquired by the Trustee pursuant to Section 4.5.4. Upon such transfer of shares of Excess Preferred Stock

                                       4R
        to the Permitted Transferee, such shares of Excess Preferred Stock shall be automatically converted into an equal number of shares of Preferred Stock of the same class and series from which such Excess Preferred Stock was converted. Upon the occurrence of such a conversion of shares of Excess Preferred Stock into an equal number of shares of Preferred Stock, such shares of Excess Preferred Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Preferred Stock and may be reissued by the Corporation as Excess Preferred Stock. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Preferred Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to such shares of Excess Preferred Stock after making payment to the Prohibited Owner pursuant to Section 4.5.9.

                         (c) If the Transfer of shares of Excess Preferred Stock to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section 5.2, such Transfer shall be void AB INITIO as to that number of shares of Excess Preferred Stock that cause the violation of any such restriction when such shares are converted into shares of Preferred Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Preferred Stock or Preferred Stock. Such shares of Preferred Stock shall be automatically re-converted into Excess Preferred Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article IV shall apply to such shares, including, without limitation, the provisions of Sections 4.5.8 through 4.5.10 with respect to any future Transfer of such shares by the Trust.

                  4.5.9 COMPENSATION TO RECORD HOLDER OF SHARES OF PREFERRED STOCK THAT ARE CONVERTED INTO SHARES OF EXCESS PREFERRED STOCK. Any Prohibited Owner shall be entitled (following acquisition of the shares of Excess Preferred Stock and subsequent designation of and sale of Excess Preferred Stock to a Permitted Transferee in accordance with Section 4.5.8 or following the acceptance of the offer to purchase such shares in accordance with Section 4.5.10) to receive from the Trustee following the sale or other disposition of such shares of Excess Preferred Stock the lesser of (a) (i) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Preferred Stock and which Transfer resulted in the conversion of such shares into shares of Excess Preferred Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Preferred Stock and (y) the number of shares of Preferred Stock which were so converted into Excess Preferred Stock and (ii) in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Preferred Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Preferred Stock which were so converted into Excess Preferred Stock or (b) the proceeds received by the Trustee from the

                                       4S
sale or other disposition of such shares of Excess Preferred Stock in accordance with Section 4.5.8 or Section 4.5.10. Any amounts received by the Trustee in respect of such shares of Excess Preferred Stock and in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 4.5.9 shall be distributed to the Beneficiary in accordance with the provisions of Section
4.5.8. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Preferred Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 4.5 by such Trustee.

                  4.5.10 PURCHASE RIGHT IN EXCESS PREFERRED STOCK. Shares of Excess Preferred Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created such shares of Excess Preferred Stock (or, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price on the date of such Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days following the later of (i) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Preferred Stock or (ii) the date the Board of Directors first determined that a Transfer or Non-Transfer Event resulting in shares of Excess Preferred Stock has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 4.5.3.

        4.6 CLASSIFICATION OF STOCK. The Board of Directors may classify or reclassify any unissued shares of Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for each class or series, including, but not limited to, the reclassification of unissued shares of Common Stock to shares of Preferred Stock or unissued shares of Preferred Stock to shares of Common Stock or the issuance of any rights plan or similar plan.

        4.7 ISSUANCE OF STOCK. The Board of Directors may authorize the issuance from time to time of shares of Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in these Restated Articles of Organization or the by-laws of the Corporation.

        4.8 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

        4.9 LEGEND. Each certificate for shares of Preferred Stock shall bear substantially the following legend:

                                       4T

                  "The shares of Capital Crossing Preferred Corporation (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's Restated Articles of Organization which prohibit in general (a) any Person from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, and (b) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts or (ii) the Restated Articles of Organization of the Corporation, and the holder of this certificate by his or her acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's Restated Articles of Organization, as the same may be amended from time to time.

                  The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the Restated Articles of Organization and by-laws of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof."

        4.10 SEVERABILITY. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

        4.11 ARTICLES AND BY-LAWS. All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Restated Articles of Organization and the by-laws.

                                       4U

ARTICLE V.        LIMITATIONS ON TRANSFER AND OWNERSHIP OF STOCK

        5.1 DEFINITIONS. For purposes of this Article V, the following terms shall have the meanings set forth below:

                  "BENEFICIAL OWNERSHIP," when used with respect to ownership of shares of Equity Stock by any Person, shall mean all shares of Equity Stock which are (a) directly owned by such Person, (b) indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or (c) beneficially owned by such Person pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, provided that in determining the number of shares Beneficially Owned by a Person or group, no share shall be counted more than once although applicable to two or more of clauses (a), (b) and (c) of this definition or (in the case of a group) although Beneficially Owned by more than one Person in such group, and provided further that any shares of Common Stock owned by the Bank shall not be deemed to be Beneficially Owned by them. (Whenever a Person Beneficially Owns shares of Equity Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) ("Option Shares"), then, whenever these Restated Articles of Organization require a determination of the percentage of outstanding shares of a class of Equity Stock Beneficially Owned by that Person, the Option Shares Beneficially Owned by that Person shall also be deemed to be outstanding.) The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

                  "BENEFICIARY" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 4.5.4 of Article IV.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "CONSTRUCTIVE OWNERSHIP" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "CONSTRUCTIVE OWNER," "CONSTRUCTIVELY OWNS" and "CONSTRUCTIVELY OWNED" shall have correlative meanings.

                  "EQUITY STOCK" shall mean Common Stock, Preferred Stock (other than Excess Preferred Stock) and any other class or series of capital stock or equity securities of the Corporation.

                  "INITIAL PUBLIC OFFERING" shall mean the closing of the first underwritten public offering of shares of Series A Preferred Stock.

                  "MARKET PRICE" of Preferred Stock on any date shall mean the average of the Closing Price for shares of such Preferred Stock for the five (5) consecutive Trading Days ending on such date. The "CLOSING PRICE" on any date shall mean (a) where there exists a public market

                                       5A
for the Corporation's Preferred Stock, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Preferred Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Preferred Stock are listed or admitted to trading or, if the shares of Preferred Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or
(b) if no public market for the Preferred Stock exists, the Closing Price will be determined by a single, independent appraiser selected by a committee composed of Independent Directors which appraiser shall appraise the Market Price for such Preferred Stock within such guidelines as shall be determined by the committee of Independent Directors.

                  "NON-TRANSFER EVENT" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own shares of Equity Stock in excess of the Ownership Limit. Non-Transfer Events include but are not limited to (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock or (b) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock or for interests in any Person that results in changes in Beneficial Ownership of shares of Equity Stock. The term "Non-Transfer Event" shall include a transfer of Equity Stock other than Preferred Stock.

                  "OWNERSHIP LIMIT" shall mean Beneficial Ownership of 9.8% of the Corporation, represented by aggregate ownership of one or more class, classes or series of Equity Stock.

                  "PERMITTED TRANSFEREE" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 4.5.8.

                  "PERSON" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is used for purposes of
Section 13(d)(3) of the Exchange Act; but shall not include an underwriter that participates in a public offering of Preferred Stock for a period of ninety (90) days following purchase by such underwriter of such Preferred Stock.

                  "PREFERRED STOCK" shall mean a particular class (other than Excess Preferred Stock) or series of preferred stock of the Corporation. The use of the term "Preferred Stock" or any term defined by reference to the term "Preferred Stock" shall refer to the particular class or series of stock which is appropriate under the context.

                  "PROHIBITED OWNER" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to shares of Preferred Stock by the provisions of Section 4.5.1.

                                       5B

                  "RESTRICTION TERMINATION DATE" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a real estate investment trust.

                  "TRADING DAY" shall mean a day on which The Nasdaq National Market or the principal national securities market or exchange on which any of the shares of Preferred Stock are listed or admitted to trading is open for the transaction of business or, if none of the shares of Preferred Stock are listed or admitted to trading on any national securities market or exchange or The Nasdaq Stock Market, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "TRANSFER" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Preferred Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

                  "TRUST" shall mean any separate trust created and administered in accordance with the terms of Section 4.5, for the exclusive benefit of any Beneficiary.

                  "TRUSTEE" shall mean any Person or entity, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

        5.2       RESTRICTION ON OWNERSHIP AND TRANSFER.

                  5.2.1  RESTRICTION.

                         (a)     Except as provided in Section 5.4 and in
        Section 5.2.1(c), from and after the date of the Initial Public Offering and until the Restriction Termination Date, no Person shall Beneficially Own shares of Equity Stock in excess of the Ownership Limit.

                         (b)     Except as provided in Section 5.4 and in
        Section 5.2.1(c), from and after the date of the Initial Public Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of any national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Person Beneficially Owning shares of Equity Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of that number of shares of Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Preferred Stock.

                         (c) The provisions of this Section 5.2 shall not apply to any Equity Stock held of record directly by the Bank (or any successor thereto) or any Bank Subsidiary

                                       5C
        or to any Transfers between the Bank (or any successor thereto) and a Bank Subsidiary or between Bank Subsidiaries.

                  5.2.2 TRANSFERS RESULTING IN "CLOSELY-HELD" CORPORATION. From and after the date of the Initial Public Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of any national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Preferred Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of that number of shares of Preferred Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Preferred Stock.

                  5.2.3 TRANSFERS CAUSING 10% OWNERSHIP OF TENANTS. From and after the date of the Initial Public Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of any national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Preferred Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code, shall be void AB INITIO as to the Transfer of that number of shares of Preferred Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Preferred Stock.

                  5.2.4 TRANSFERS RESULTING IN BENEFICIAL OWNERSHIP BY FEWER THAN 100 PERSONS. From and after the date of the Initial Public Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of any national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in shares of Preferred Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void AB INITIO and the intended transferee shall acquire no rights in such shares of Preferred Stock.

        5.3 OWNERS REQUIRED TO PROVIDE INFORMATION. Until the Restriction Termination Date:

                  5.3.1 5% BENEFICIAL OWNERS. Every Beneficial Owner of more than 5%, or such lower percentages as are then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Preferred Stock of the Corporation as of any dividend record date on the Corporation's Preferred Stock shall, within thirty (30) days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner, the number of shares of Preferred Stock Beneficially Owned by such Beneficial Owner as of each such dividend record date, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the

                                       5D
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Corporation may request in order to determine the effect, if any, of such
Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                  5.3.2 OTHER BENEFICIAL OWNERS. Each Person who is a Beneficial Owner of shares of Preferred Stock and each Person (including the stockholder of record) who is holding shares of Preferred Stock for a Beneficial Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

        5.4. EXCEPTION. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to it, may, in its sole discretion, waive the application of the Ownership Limit to a Person subject, as the case may be, to any such limit, provided that (a) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership or Constructive Ownership of shares of Preferred Stock will now and in the future (i) not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) not cause the Corporation to Constructively Own 10% or more of the ownership interests of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and to violate the 95% gross income test of Section 856(c)(2) of the Code, and (iii) not result in the shares of Preferred Stock of the Corporation being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code and (b) such Person agrees in writing that any violation or attempted violation of (x) such other limitation as the Board of Directors may establish at the time of such waiver with respect to such Person or (y) such other restrictions and conditions as the Board of Directors may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into shares of Excess Preferred Stock pursuant to Section 4.5.1.

        5.5 NASDAQ STOCK MARKET TRANSACTIONS. Notwithstanding any provision contained herein to the contrary, nothing in these Restated Articles of Organization shall preclude the settlement of any transaction entered into through the facilities of the Nasdaq Stock Market, Inc. or any other automated quotation system or any national securities exchange. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Preferred Stock into Excess Preferred Stock as contemplated herein.

        5.6 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in
Section 5.1, the Board of Directors shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to it.

        5.7 REMEDIES NOT LIMITED. Except as set forth in Section 5.5, nothing contained in this Article V or Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

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ARTICLE VI A.     LIMITATION OF LIABILITY OF DIRECTORS

        6A.1      No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article VI A shall not eliminate or limit any liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (d) with respect to any transaction from which the director derived an improper personal benefit.

        6A.2      If Massachusetts law is hereafter amended to authorize the further limitation of the legal liability of the directors of this Corporation, the liability of the directors shall then be deemed to be limited to the fullest extent then permitted by Massachusetts law as so amended. Any repeal or modification of this paragraph of this Article VI A which may hereafter be effected by the stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director for acts or omissions prior to such repeal or modification.

ARTICLE VI B.     TRANSACTIONS WITH INTERESTED PERSONS

        6B.1      Unless entered into in bad faith, no contract or transaction by this Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

        6B.2      For the purposes of this Article VI B, "Interested Person"
means any person or organization in any way interested in this Corporation whether as an officer, director, stockholder, employee or otherwise, and any other entity in which any such person or organization or this Corporation is in any way interested.

        6B.3      Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to this Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

        6B.4      The provisions of this Article VI B shall be operative
notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of directors or stockholders of this Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

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ARTICLE VI C.     STOCKHOLDERS' MEETINGS

        Meetings of stockholders of this Corporation may be held anywhere in the United States.

ARTICLE VI D.     AMENDMENT OF BY-LAWS

        The by-laws may provide that the Board of Directors as well as the stockholders may make, amend or repeal the by-laws of this Corporation, except with respect to any provision thereof which by law, by these Restated Articles of Organization or by the by-laws requires action by the stockholders.

ARTICLE VI E.     ACTING AS A PARTNER

        This Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

                                       6B